UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2011
_____________________________________________

New Mexico Software, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________

Nevada	333-30176	91-1287406
(State of other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5021 Indian School Road NE
Suite 100
Albuquerque, NM	87110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 255-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 24, 2011, the Registrant dismissed Beckstead and Watts, LLC as the Registrant’s independent auditor.  On January 24, 2011, the Registrant engaged Seale & Beers, LLP, as their independent accountants for the year ended December 31, 2010. This is a change in accountants recommended and approved by the Registrant’s Executive Management and the Registrant’s Board of Directors. During the most recent two fiscal years and the portion of time preceding the decision to engage Seale & Beers, LLP, neither the Registrant nor anyone engaged on its behalf has consulted with Seale & Beers, LLP regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event.

The audit reports issued by Beckstead and Watts, LLC with respect to the Registrant’s financial statements for the fiscal years ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Beckstead and Watts, LLC’s report contained an explanatory paragraph regarding substantial doubt about the Registrant’s ability to continue as a going concern. From June of 2009 through the notice date, there were no disagreements between the Registrant and Beckstead and Watts, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead and Watts, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Beckstead and Watts, LLC, as the independent accountants of the Registrant.

Section 9 – Financial Statements and Exhibits

Item 9.01. Exhibits

EXHIBITS

Exhibit Number	Description
(16)	Letter from Beckstead and Watts, LLC, dated January 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

New Mexico Software, Inc.

By: /s/ Dick Govatski
Dick Govatski, CEO

Date: January 24, 2011